Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Adam C. Derbyshire	G. Michael Freeman
Executive Vice President and Chief Financial Officer	Associate Vice President, Investor Relations and Corporate Communications
919-862-1000	919-862-1000

SALIX PHARMACEUTICALS PREVIEWS AMERICAN COLLEGE

OF GASTROENTEROLOGY 2012

RALEIGH, NC, October 19, 2012 - Salix Pharmaceuticals, Ltd. (NASDAQ:SLXP) today announced that educational activities and numerous presentations describing the investigation of several of the Company’s products – including XIFAXAN® 550mg/rifaximin, APRISO®, MOVIPREP® and SOLESTA® - will occur during the American College of Gastroenterology (ACG) 2012 Annual Scientific Meeting. ACG 2012 is being held in Las Vegas, NV, October 19-24, 2012.

XIFAXAN® 550mg/Rifaximin-Related Presentations

  Hepatic Encephalopathy

Poster #926:	Neff et al. “Outcomes in length of hospital stay in cirrhotics admitted for overt hepatic encephalopathy”

Poster #927:	Neff et al. “Long term survival following overt hepatic encephalopathy”

Poster #1348:	Neff et al. “Malnutrition in cirrhotics; daily calorie counts and nutritional deficits uncovered”

Poster #P1349:	Neff et al. “Readmission rates and maintenance of overt hepatic encephalopathy”

  Other

Poster #P1571:	Lembo et al. “Responsiveness of a tri-component endpoint in non-constipation irritable bowel syndrome: pooled results from two phase 3 trials, TARGET 1 and TARGET 2”

Poster #P856:	Kim et al. “The effect of rifaximin on staphylococcus species in the stool”

Poster #P1486:	Vizuete et al. “Rifaximin for the treatment of weight loss”

APRISO®-Related Presentation

President’s Plenary Session Oral Presentation: Aron et al. “Mesalamine granules 1500 mg once daily for 12 weeks provides adequate relief of IBS symptoms in irritable bowel syndrome with diarrhea: results from a phase 2 trial”

MOVIPREP®-Related Presentation

Plenary Session Oral Presentation: Matro et al. “The incidence of hyponatremia with two commonly prescribed purgatives for colonoscopy – polyethylene glycol 3350 with sports drink (PEG-SD) compared to polyethylene glycol with electrolyte solution (PEG-ELS)”

About XIFAXAN® (rifaximin) 550 mg tablets

Important Safety Information

XIFAXAN 550 mg is indicated for reduction in risk of overt hepatic encephalopathy (HE) recurrence in patients ≥ 18 years of age. In the trials of XIFAXAN for HE, 91 percent of the patients were using lactulose concomitantly. XIFAXAN has not been studied in patients with MELD scores greater than 25, and only 8.6 percent of patients in the controlled trial had MELD scores over 19. There is increased systemic exposure in patients with more severe hepatic dysfunction. Therefore, caution should be exercised when administering XIFAXAN to patients with severe hepatic impairment (Child-Pugh C).

XIFAXAN is contraindicated in patients with a hypersensitivity to rifaximin, any of the rifamycin antimicrobial agents, or any of the components in XIFAXAN. Hypersensitivity reactions have included exfoliative dermatitis, angioneurotic edema and anaphylaxis.

Clostridium difficile-associated diarrhea (CDAD) has been reported with use of nearly all antibacterial agents, including XIFAXAN and may range in severity from mild diarrhea to fatal colitis. Treatment with antibacterial agents alters the normal flora of the colon which may lead to overgrowth of C. difficile. If CDAD is suspected or confirmed, ongoing antibiotic use not directed against C. difficile may need to be discontinued.

The most common adverse reactions occurring in greater than eight percent of patients in the clinical study were edema peripheral (15 percent), nausea (14 percent), dizziness (13 percent), fatigue (12 percent), ascites (11 percent), muscle spasms (nine percent), pruritus (nine percent) and abdominal pain (nine percent).

About XIFAXAN® (rifaximin) 200 mg tablets

Rifaximin is a gut-selective antibiotic with negligible systemic absorption and broad-spectrum activity in vitro against both Gram-positive and Gram-negative pathogens. Rifaximin has a similar tolerability profile to that of placebo.

Rifaximin tablets 200 mg, which Salix markets in the U.S. under the trade name XIFAXAN® (rifaximin) tablets 200 mg, currently is approved for the treatment of patients, 12 years of age or older, with travelers’ diarrhea (TD) caused by non–invasive strains of Escherichia coli. XIFAXAN should not be used in patients with diarrhea complicated by fever or blood in the stool or diarrhea due to pathogens other than Escherichia coli. XIFAXAN should be discontinued if diarrhea symptoms get worse or persist more than 24–48 hours, and alternative antibiotic therapy should be considered. In clinical trials, XIFAXAN was generally well-tolerated. The most common side effects (versus placebo) were flatulence 11.3 percent (versus 19.7 percent), headache 9.7 percent (versus 9.2 percent), abdominal pain 7.2 percent (versus 10.1 percent) and rectal tenesmus 7.2 percent (versus 8.8 percent).

Rifaximin has been used in Italy for 25 years and is approved in 33 countries. Salix acquired rights to market rifaximin in North America from Alfa Wassermann S.p.A. in Bologna, Italy. Alfa Wassermann markets rifaximin in Italy under the trade name Normix®.

About APRISO®

APRISO™ is a locally-acting aminosalicylate indicated for the maintenance of remission of ulcerative colitis in patients 18 years and older. APRISO is contraindicated in patients with hypersensitivity to salicylates, aminosalicylates, or to any of the components of APRISO capsules. The recommended dose of APRISO is four 0.375 g capsules once daily in the morning (1.5 g/day) with or without food. Because dissolution of the coating of APRISO granules depends on pH, APRISO should not be coadministered with antacids. Patients with phenylketonuria should be aware that APRISO contains aspartame, equivalent to 0.56 mg of phenylalanine. In two well-controlled clinical trials, the most common treatment-related adverse events occurring in greater than 3% of adult patients taking 1.5 g/day of APRISO (versus placebo) were headache (11% vs. 8%), diarrhea (8% vs. 7%), upper abdominal pain (5% vs 3%), nausea (4% vs 3%), nasopharyngitis (4% vs 3%), influenza and influenza-like illness (4% vs 4%) and sinusitis (3% vs 3%).

About MOVIPREP® (PEG-3350, sodium sulfate, sodium chloride, potassium chloride, sodium ascorbate and ascorbic acid for oral solution)

Important Safety Information

MOVIPREP® (PEG-3350, sodium sulfate, sodium chloride, potassium chloride, sodium ascorbate and ascorbic acid for oral solution) is an osmotic laxative indicated for cleansing of the colon as a preparation for colonoscopy in adults 18 years of age or older. MOVIPREP is contraindicated in patients with gastrointestinal (GI) obstruction, bowel perforation, gastric retention, ileus, toxic colitis or toxic megacolon, and patients who have had a severe hypersensitivity reaction to any of its components. MOVIPREP should be used with caution in patients at risk of or with fluid and electrolyte abnormalities, hyponatremia, arrhythmias, seizures, in patients with impaired renal function or patients taking concomitant medications that affect renal function, patients with known or suspected inflammatory bowel disease, patients with suspected GI obstruction or perforation, patients at risk for aspiration, and patients with glucose-6-phosphate dehydrogenase deficiency. Most common adverse reactions for split dosing (incidence ≥ 5%) are malaise, nausea, abdominal pain, vomiting, and upper abdominal pain. The most common adverse reactions for evening only dosing (incidence ≥ 5%) are abdominal distension, anal discomfort, thirst, nausea, abdominal pain, sleep disorder, rigors, hunger, malaise, vomiting, and dizziness. MOVIPREP contains 233 mg of phenylalanine per treatment. Advise patients to hydrate adequately before, during, and after the use of MOVIPREP.

About Salix Pharmaceuticals

Salix Pharmaceuticals, Ltd., headquartered in Raleigh, North Carolina, develops and markets prescription products for the prevention and treatment of gastrointestinal diseases. Salix’s strategy is to in-license late-stage or marketed proprietary therapeutic products, complete any required development and regulatory submission and market them through the Company’s gastroenterology specialty sales and marketing team.

Salix markets XIFAXAN® (rifaximin) 550 mg and 200 mg tablets, MOVIPREP® (PEG 3350, Sodium Sulfate, Sodium Chloride, Potassium Chloride, Sodium Ascorbate and Ascorbic Acid for Oral Solution), OSMOPREP® (sodium phosphate monobasic monohydrate, USP and sodium phosphate dibasic anhydrous, USP) Tablets, APRISO® (mesalamine) extended-release capsules 0.375 g, METOZOLV® ODT (metoclopramide HCl), RELISTOR® (methylnaltrexone bromide) Subcutaneous Injection, SOLESTA®, DEFLUX®, PEPCID® (famotidine) for Oral Suspension, Oral Suspension DIURIL® (Chlorothiazide), AZASAN® (Azathioprine) Tablets, USP, 75/100 mg, ANUSOL-HC® 2.5% (Hydrocortisone Cream, USP), ANUSOL-HC® 25 mg Suppository (Hydrocortisone Acetate), PROCTOCORT® Cream (Hydrocortisone Cream, USP) 1% and PROCTOCORT® Suppository (Hydrocortisone Acetate Rectal Suppositories) 30 mg. Crofelemer, budesonide foam, RELISTOR® , Lumacan® and rifaximin for additional indications are under development.

For full prescribing information and important safety information on Salix products, including BOXED WARNINGS for OSMOPREP, AZASAN and METOZOLV, please visit www.salix.com where the Company promptly posts press releases, SEC filings and other important information or contact the Company at 919 862-1000.

Salix trades on the NASDAQ Global Select Market under the ticker symbol “SLXP”.

For more information, please visit our Website at www.salix.com or contact the Company at 919-862-1000. Follow us on Twitter (@SalixPharma) and Facebook (www.facebook.com/SalixPharma). Information on our web site, Twitter feed and Facebook page is not incorporated in our SEC filings.

Please Note: The materials provided herein contain projections and other forward–looking statements regarding future events. Such statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: the unpredictability of the duration and results of regulatory review of New Drug Applications and Investigational NDAs; the cost, timing and results of clinical trials and other development activities involving pharmaceutical products; post-marketing approval regulation; litigation and the possible impairment of, or inability to obtain, intellectual property rights and the costs of obtaining such rights from third parties in an increasingly global industry; the cost, timing and results of clinical trials and other development activities involving pharmaceutical products; post-marketing approval regulation; market acceptance for approved products; and generic and other competition in an increasingly global industry. The reader is referred to the documents that the Company files from time to time with the Securities and Exchange Commission.